Exhibit 23.1

Independent Auditors’ Consent

We consent to incorporation by reference in the registration statements (No. 333-107609) on Form S-3 and (No. 333-106804) on Form S-8 of Pacific Energy Partners, L.P. of our report dated August 1, 2005, with respect to the balance sheet of Pacific Energy GP, LP (formerly Pacific Energy GP, Inc.) as of December 31, 2004, which report appears in the Form 8-K of Pacific Energy Partners, L.P. dated September 6, 2005.

/s/ KPMG LLP

Los Angeles, California
September 6, 2005